UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 5, 2011

SOUTH JERSEY GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-22211	21-0398330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza,  Folsom, NJ  08037

(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 5, 2011, South Jersey Gas Company (the “Company”) entered into an unsecured, four-year revolving credit agreement (the “Credit Agreement”), which is syndicated among eight banks, including Wells Fargo National Bank, National Association, as administrative agent, swingline lender and issuing bank, Bank of America, N.A., JP Morgan Chase Bank, N.A. and PNC Bank, National Association, as co-syndication agents, and Citizens Bank of Pennsylvania, as documentation agent.   The Credit Agreement expires on May 5, 2015, unless earlier terminated or extended in accordance with its terms.

The Credit Agreement provides for the extension of credit to the Company by the lenders thereunder in a total aggregate amount of $200 million (the “Revolving Credit Facility”), in the form of revolving loans up to the full $200 million amount of the facility.  In addition, as part of the total $200 million extension of credit, the Revolving Credit Facility provides for swingline loans (in an amount not to exceed an aggregate of $20 million), by the swingline lender thereunder, and letters of credit (in an amount not to exceed an aggregate of $100 million), by the issuing bank thereunder, each at the applicable interest rates specified in the Credit Agreement.  Subject to certain conditions set forth in the Credit Agreement, the Company may increase the Revolving Credit Facility up to a maximum aggregate amount of $250 million, although no lender is obligated to increase its commitment. Any proceeds from borrowings under the Revolving Credit Facility may be used for general corporate purposes.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.65 to 1.0 (as such terms are defined in the Credit Agreement), and customary events of default.

Many of the lenders under the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates or certain of these lenders have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement filed herewith.

The Credit Agreement replaces the 2006 Credit Agreement (as defined in Item 1.02 below).

Item 1.02.  Termination of a Material Definitive Agreement.

On May 5, 2011, in connection with the Company’s entry into the Credit Agreement discussed in Item 1.01, the Company terminated its existing $100 million Five-Year Revolving Credit Agreement, dated as of August 3, 2006, among the Company, the lenders referred to therein and Wells Fargo, successor by merger to Wachovia Bank, National Association, as administrative agent (the “2006 Credit Agreement”). Additionally, the Company terminated its existing $40 million Loan Agreement dated as of December 14, 2008, among the Company and Toronto Dominion, (New York) LLC, as lender.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

10.1
Four-Year Revolving Credit Agreement, dated as of May 5, 2011, among South Jersey Gas Company, the several lenders from time to time party thereto, and Wells Fargo National Bank, National Association, as administrative agent, swingline lender and issuing bank, and Bank of America, N.A., JP Morgan Chase Bank, N.A. and PNC Bank, National Association, as Co-Syndication Agents, and Citizens Bank of Pennsylvania, as Documentation Agent.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: May 6, 2011	By:	/s/ David A. Kindlick
Name: David A. Kindlick Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Four-Year Revolving Credit Agreement, dated as of May 5, 2011, among South Jersey Gas Company, the several lenders from time to time party thereto, and Wells Fargo National Bank, National Association, as administrative agent, swingline lender and issuing bank, and Bank of America, N.A., JP Morgan Chase Bank, N.A. and PNC Bank, National Association, as Co-Syndication Agents, and Citizens Bank of Pennsylvania, as Documentation Agent.